As filed with the U.S. Securities and Exchange Commission on March 7, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Calithera Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	27-2366329
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

343 Oyster Point Blvd., Suite 200

South San Francisco, California 94080

(Address of principal executive offices) (Zip code)

Calithera Biosciences, Inc. 2014 Equity Incentive Plan

Calithera Biosciences, Inc. 2014 Employee Stock Purchase Plan

(Full title of the plans)

Susan M. Molineaux, Ph.D.

President and Chief Executive Officer

343 Oyster Point Blvd., Suite 200

South San Francisco, California 94080

(650) 870-1000

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Barbara A. Kosacz

John T. McKenna

Seth J. Gottlieb

Cooley LLP

3175 Hanover Street

Palo Alto, California 94304

(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock, par value $0.0001 per share
– 2014 Equity Incentive Plan	1,553,364(2)	$5.745	$8,924,076.18	$1,081.60
– 2014 Employee Stock Purchase Plan	250,000(2)	$5.745	$1,436,250.00	$174.08
Total	1,803,364		$10,360,326.18	$1,255.68

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of common stock of Calithera Biosciences, Inc. that become issuable under the 2014 Equity Incentive Plan, and the 2014 Employee Stock Purchase Plan set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of the Registrant’s common stock.

(2)

Represents additional shares of the Registrant’s common stock reserved for future issuance under the 2014 Equity Incentive Plan and the 2014 Employee Stock Purchase Plan by reason of the automatic increase provisions therein.

(3)

Estimated in accordance with Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $5.745, the average of the high and low prices of the Registrant’s common stock as reported on The NASDAQ Global Select Market on March 4, 2019.

EXPLANATORY NOTE

Calithera Biosciences, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 for the purpose of registering an additional (a) 1,553,364 shares of its common stock, par value $0.0001 per share (the “Common Stock”), issuable to eligible persons under the 2014 Equity Incentive Plan, which Common Stock is in addition to the shares of Common Stock registered on the Registrant’s registration statements on Form S-8 filed on (i) October 2, 2014 (File No. 333-199126), (ii) May 11, 2015 (File No. 333-204056), (iii) March 15, 2016 (File No. 333-210193), (iv) March 16, 2017 (File No. 333-216740), and (v) March 8, 2018 (File No. 333-223533) (the “Prior Forms S-8”), and (b) 250,000 shares of Common Stock issuable to eligible persons under the 2014 Employee Stock Purchase Plan, which Common Stock is in addition to the shares of Common Stock registered on the Prior Forms S-8.

PART II

ITEM 3.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Pursuant to General Instruction E to Form S-8, the contents of the Prior Forms S-8 are incorporated by reference herein.

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.	EXHIBITS

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of Calithera Biosciences, Inc.	8-K	001-36644	3.1	October 10, 2014

4.2	Amended and Restated Bylaws of Calithera Biosciences, Inc.	S-1	333-198355	3.4	September 19, 2014

4.3	Form of Common Stock Certificate	S-1	333-198355	4.1	September 25, 2014

5.1*	Opinion of Cooley LLP.

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Cooley LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (see signature page hereto).

99.1	Calithera Biosciences, Inc. 2014 Equity Incentive Plan.	S-1	333-198355	10.4	September 25, 2014

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date

99.2	Forms of option agreement and option grant notice under the Calithera Biosciences, Inc. 2014 Equity Incentive Plan.	S-1	333-198355	10.5	September 25, 2014

99.3	2014 Equity Incentive Plan.	S-1	333-198355	10.4	September 25, 2014

99.4	Forms of option agreement and option grant notice for 2014 Equity Incentive Plan.	S-1	333-198355	10.5	September 25, 2014

99.5	2014 Employee Stock Purchase Plan.	S-1	333-198355	10.6	September 25, 2014

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of South San Francisco, State of California, on March 7, 2019.

CALITHERA BIOSCIENCES, INC.

By:	/s/ Susan M. Molineaux
Susan M. Molineaux, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Susan M. Molineaux, Ph.D. and Stephanie Wong, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Susan M. Molineaux Susan M. Molineaux, Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer and Principal Financial Officer)	March 7, 2019

/s/ Stephanie Wong Stephanie Wong	Senior Vice President, Finance and Secretary (Principal Accounting Officer)	March 7, 2019

/s/ Sunil Agarwal Sunil Agarwal, M.D.	Director	March 7, 2019

/s/ Jonathan G. Drachman Jonathan G. Drachman, M.D.	Director	March 7, 2019

/s/ Jean M. George Jean M. George	Director	March 7, 2019

/s/ Suzy Jones Suzy Jones	Director	March 7, 2019

/s/ Deepa R. Pakianathan Deepa R. Pakianathan, Ph.D.	Director	March 7, 2019

/s/ Blake Wise Blake Wise	Director	March 7, 2019

/s/ H. Ward Wolff H. Ward Wolff	Director	March 7, 2019